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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STEWART & STEVENSON SERVICES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1051605 (I.R.S. Employer Identification Number)
2707 North Loop West Houston, Texas Address of Principal Executive Offices)	77008 (Zip Code)

STEWART & STEVENSON SERVICES, INC.
1993 NONOFFICER EMPLOYEE STOCK OPTION
PLAN
(Full title of the plan)

Carl B. King
P. O. Box 1637
Houston, Texas 77251-1637
(Name and address of agent for service)

(713) 868-7700
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, without par value per share	276,000	$10.88	$3,002,880	$242.93

(1)
Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the high and low quoted transaction prices on April 14, 2003, for purposes of calculating the registration fee.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        This registration statement relates only to additional securities of the same class for which another registration statement filed on this form relating to an employee benefit plan is effective. That Registration Statement on Form S-8 (Registrant No. 33-65404) filed July 1, 1993, is hereby incorporated herein by reference pursuant to General Instruction E to Form S-8.

Item 8. Exhibits.

        The following exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K.

  5.1
  Opinion of William L. Moll, Jr., Managing Attorney for the Company.

  23.1
  Consent of Ernst & Young LLP, independent auditors.

  23.2
  Consent of William L. Moll, Jr., Managing Attorney for the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 16th day of April, 2003.

STEWART & STEVENSON SERVICES, INC.

By:	/s/ MICHAEL L. GRIMES President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of April, 2003.

/s/ MAX L. LUKENS Max L. Lukens Director	/s/ HOWARD WOLF Howard Wolf Director
/s/ DONALD E. STEVENSON Donald E. Stevenson Director	/s/ MICHAEL L. GRIMES Michael L. Grimes Director
/s/ CHARLES R. OFNER Charles R. Ofner Director	/s/ ROBERT S. SULLIVAN Robert S. Sullivan Director
/s/ MONROE M. LUTHER Monroe M. Luther Director	/s/ C. JIM STEWART III C. Jim Stewart III Director
/s/ KHLEBER V. ATTWELL Khleber V. Attwell Director	/s/ DARVIN M. WINICK Darvin M. Winick Director

EXHIBIT INDEX

5.1
Opinion of William L. Moll, Jr., Managing Attorney for the Company

23.1
Consent of Ernst & Young LLP

23.2
Consent of William L. Moll, Jr.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX